Exhibit 10.1

NEWS CORPORATION

2013 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective November 20, 2019)

ARTICLE I

GENERAL

Section 1.1 Purpose.

The purpose of the News Corporation 2013 Long-Term Incentive Plan (the “Plan”) is to benefit and advance the interests of News Corporation, a Delaware corporation (the “Company”), and its subsidiaries by making awards to certain employees, directors and other service providers of the Company and its subsidiaries as an additional incentive for them to make contributions to the financial success of the Company.

Section 1.2 Definitions.

As used in the Plan, the following terms shall have the following meanings:

(a)    “Administrator” shall mean the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 1.3(c).

(b)    “Affiliate” shall mean, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company, including, without limitation, any subsidiary; provided, that solely for the purposes of the Plan there shall be a presumption of control by the Company if the Company owns more than 20% of the value, or more than 20% of the combined voting power, of the other trade or business.

(c)    “Agreement” shall mean the written or electronic agreement or certificate or other documentation governing an Award under the Plan, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

(d)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(e)    “Awards” shall mean Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, unrestricted shares of Common Stock, Dividend Equivalents or Other Awards or a combination of any of the above, the grant, vesting and/or exercisability of any of which may, but need not, in the sole discretion of the Committee, be conditioned, in whole or in part, on the attainment of performance targets, in whole or in part, related to Performance Goals over a Performance Period.

(f)    “Board” shall mean the Board of Directors of the Company.

(g)    “Change in Control” shall mean, unless otherwise defined in any applicable Agreement,

(i)    if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, not controlled by the Murdoch family shall control or be entitled to control by contract or otherwise a percentage of the voting power of the Company greater than both 15% and the percentage held by the Murdoch family at such time. For purposes of this clause, (1) a share shall be deemed held by the Murdoch family if it is held by or on behalf of any one or more of the following: (x) K. Rupert Murdoch, his wife, parent or more remote forebear, child or more remote issue, or brother or sister or child or more remote issue of a brother or sister; or (y) any person directly or indirectly controlled by one or more of the members of the Murdoch family described above (a “Controlled Person”); and (2) a trust and the trustees of such trust shall be deemed to be controlled by any one or more members of the Murdoch family if a majority of the trustees of such trust are members of the Murdoch family or may be removed or replaced by any one or more of the members of the Murdoch family and/or Controlled Persons; or

(ii)    during any twelve-month period, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)    the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv)    the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets.

For the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h)    “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder.

(i)    “Committee” shall mean the Compensation Committee of the Board (or such other Committee(s) as may be appointed or designated by the Board) to administer the Plan in accordance with Section 1.3 of the Plan.

(j)    “Common Stock” shall mean shares of Class A Common Stock, par value $0.01 per share, of the Company.

(k)    “Date of Grant” shall mean the effective date of the grant of an Award as set forth in the applicable Agreement.

(l)    “Dividend Equivalent” shall mean a right to receive a payment based upon the value of the regular cash dividend paid on a specified number of shares of Common Stock as set forth in Section 5.1 hereof. Payments in respect of Dividend Equivalents may be in cash, or, in the discretion of the Committee, in shares of Common Stock or in a combination of cash or shares of Common Stock.

(m)    “Effective Date” shall mean November 20, 2019, the date of stockholder approval of the Plan.

(n)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto.

(o)    “Expiration Date” shall mean the earlier to occur of (A) the expiration of the option period or Stock Appreciation Right period set forth in the applicable Agreement or (B) the tenth (10th) anniversary of the Date of Grant of the Stock Option or Stock Appreciation Right.

(p)    “Fair Market Value” of a share of Common Stock on a given date shall mean, unless otherwise determined by the Committee, the 4:00 p.m. (New York time) closing price on such date (or if no closing price was reported on that date, as applicable, on the preceding business day) on the Nasdaq Global Select Market or other principal stock exchange on which the Common Stock is then listed, as reported by The Wall Street Journal (Northeast edition) or any other authoritative source selected by the Company. If the Common Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Common Stock as determined by the Board by the application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.

(q)    “GAAP” shall mean generally accepted accounting principles in the United States.

(r)    “Other Awards” shall mean any form of award authorized under Section 5.2 of the Plan, other than a Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, unrestricted share of Common Stock or Dividend Equivalent.

(s)    “Outstanding Stock Option” shall mean a Stock Option granted to a Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

(t)    “Outstanding Stock Appreciation Right” shall mean a Stock Appreciation Right granted to a Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

(u)    “Participant” shall mean any employee, director or other Service Provider of the Company or any Affiliate who has met the eligibility requirements set forth in Section 1.4 hereof and to whom an Award has been made under the Plan.

(v)    “Performance Goals” shall mean the performance targets on which the grant, vesting and/or exercisability of an Award may be conditioned, which may be selected by the Committee in its discretion. The goals may include, without limitation, and on a GAAP or non-GAAP basis: Net income, adjusted net income, EBITDA, adjusted EBITDA, OIBDA, adjusted OIBDA, operating income, adjusted operating income, free cash flow, net earnings, net earnings from continuing operations, earnings per share, adjusted earnings per share, revenue, net revenue, operating revenue, total stockholder return, share price, return on equity, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, net operating profit after tax, operating margin, profit margin, economic value added, share of advertising, circulation share, market position, any other performance targets established by the Committee as it deems appropriate, or any combination thereof. A Performance Goal may be stated as a combination of one or more goals (e.g., free cash flow return on invested capital), and on an absolute or relative basis. The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to an Affiliate, division, department, region, function or business unit, including, without limitation, financial and operating performance and individual contributions to financial and non-financial objectives, and the implementation and enforcement of effective compliance programs, and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Affiliate, division, department, region, function or business unit) or measured relative to selected peer companies or a market index. In the event that, during any Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs which has the effect, as determined by the Committee, in its sole and absolute discretion, of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, changes in tax laws and foreign currency translation, the Committee may adjust or modify, as determined by the Committee, in its sole and absolute discretion, the calculation of the Performance Goals, to the extent necessary to prevent reduction or enlargement of the Participants’ Awards under the Plan for such Performance Period attributable to such transaction, circumstance or event. All determinations that the Committee makes shall be conclusive and binding on all persons for all purposes. The Committee retains the right to reduce any Award below the maximum amount that could be paid based on the degree to which the Performance Goals related to such Award were attained. The Committee may not increase or otherwise modify any Award intended to qualify for the Section 162(m) Exception in any manner that would adversely affect the treatment of the Award under the Section 162(m) Exception.

(w)    “Performance Period” shall mean a period of time over which performance is measured as determined by the Committee in its sole discretion.

(x)    “Permanent Disability” shall have the same meaning as such term or a similar term has in the long-term disability policy maintained by the Company or an Affiliate thereof for the Participant and that is in effect on the date of the onset of the Participant’s Permanent Disability, unless the Committee determines otherwise, in its discretion; provided, however, that with respect to grants of Incentive Stock Options, permanent disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

(y)    “Restricted Share” shall mean a share of Common Stock granted to a Participant pursuant to Article III, which is subject to the restrictions set forth in Section 3.3 hereof and to such other terms, conditions and restrictions as are set forth in the Plan and the applicable Agreement.

(z)    “Restricted Share Unit” shall mean a contractual right granted to a Participant pursuant to Article IV to receive, in the discretion of the Committee, shares of Common Stock, a cash payment equal to the Fair Market Value of Common Stock or a combination of cash and shares of Common Stock, subject to the terms and conditions set forth in the Plan and in the applicable Agreement.

(aa)    “Retirement,” except as otherwise specified in an applicable Agreement, shall mean the resignation or termination of employment after attainment of age 60 with ten years of Service with the Company or any of its Affiliates.

(bb)    “Section 162(m)” shall mean Section 162(m) of the Code and the rules and regulations promulgated thereunder from time to time.

(cc)    “Section 162(m) Exception” shall mean the exception under Section 162(m) for “qualified performance-based compensation.”

(dd)    “Securities Act” shall mean the Securities Act of 1933, as amended, including any successor law thereto.

(ee)    “Service” shall mean service as a Service Provider to the Company or any of its Affiliates. A change in position or duties shall not result in interrupted or terminated Service, so long as the Participant continues to be a Service Provider. Whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, whose determination shall be final, binding and conclusive.

(ff)    “Service Provider” shall mean an employee, officer or director of the Company or an Affiliate, or a consultant or adviser providing services to the Company or an Affiliate.

(gg)    “Stock Appreciation Right” shall mean a contractual right granted to a Participant pursuant to Article II to receive an amount determined in accordance with Section 2.6 of the Plan, subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement.

(hh)    “Stock Option” shall mean a contractual right granted to a Participant pursuant to Article II to purchase shares of Common Stock at such time and price, and subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement. Stock Options may be “Incentive Stock Options” within the meaning of Section 422 of the Code or “Non-Qualified Stock Options,” which do not meet the requirements of such Code section.

(ii)    “Substitute Awards” shall mean Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity affiliated with or acquired by the Company, with which the Company combines or from which the Company has separated.

(jj)    “Termination for Cause” shall mean a termination of Service with the Company or any of its Affiliates which, as determined by the Committee, is by reason of (i) “cause” as such term or a similar term is defined in any employment agreement that is in effect and applicable to the Participant, (ii) if there is no such employment agreement or if such employment agreement contains no such term, unless the Committee determines otherwise, the Participant’s: (A) conviction of embezzlement, fraud or other conduct which would constitute a felony; (B) willful unauthorized disclosure of confidential information; (C) failure, neglect of or refusal to substantially perform, or substantial neglect of, the duties of the Participant’s employment; or (D) any other act or omission which is a material breach of the Company’s policies or which is materially injurious to the financial condition or business reputation of the Company or any Affiliate thereof, or (iii) in the case of a Service Provider who is not an employee of the Company or any Affiliate, actions by the Service Provider that would justify a Termination for Cause if the Service Provider was an employee.

Section 1.3 Administration of the Plan.

(a)    Board or Committee to Administer. The Plan shall be administered by the Board or by a Committee appointed by the Board, consisting of at least two members of the Board and constituted to satisfy Applicable Laws. With respect to any Award that is intended to satisfy the requirements of the Section 162(m) Exception, such Committee shall consist of at least such number of directors as is required from time to time to satisfy the Section 162(m) Exception, and each such Committee member shall satisfy the qualification requirements of such exception; provided, however, that, if any such Committee member is found not to have met the qualification requirements of the Section 162(m) Exception, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

(b)    Powers of the Committee.

(i)    The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, any officer or other designee of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding as to all matters relating to the Plan.

(ii)    The Committee shall have authority to select Participants from among the class of eligible persons specified in Section 1.4 below, to determine the type of Award to be granted, to determine the number of shares of Common Stock subject to an Award or the cash amount payable in connection with an Award, and to determine the terms and conditions of each Award in accordance with the terms of the Plan, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe). Except as provided in Section 2.5 and 2.6(g) or as necessary for an Award to qualify for the Section 162(m) Exception, the Committee shall also have the authority to amend the terms of any outstanding Award or waive any conditions or restrictions applicable to any Award; provided, however, that no amendment shall materially impair the rights of the holder thereof without the holder’s consent. With respect to any restrictions in the Plan or in any Agreement that are based on the requirements of Section 422 of the Code, the Section 162(m) Exception, the rules of any exchange upon which the Company’s securities are listed, or any other Applicable Law, rule or restriction to the extent that any such restrictions are no longer required, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such restrictions and/or to waive any such restrictions with respect to outstanding Awards.

(c)    Delegation by the Committee. The Committee may, but need not, from time to time delegate, to the extent permitted by law, some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act or (B) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) to interpret the Plan or any Award, or (iii) under Article VIII of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 1.3(c) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

Section 1.4 Eligible Persons.

Awards may be granted to any employee, director or other Service Provider of the Company or any of its Affiliates.

Section 1.5 Common Stock Subject to the Plan.

(a)    Plan Limit. The shares of Common Stock subject to Awards under the Plan shall be made available from authorized but unissued Common Stock or from Common Stock issued and held in the treasury of the Company. Subject to adjustment under Article VI hereof, the total number of shares of Common Stock that may be distributed under the Plan (the “Section 1.5 Limit”) shall not exceed, in the aggregate, 50,000,000 shares of Common Stock.

(b)    Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for issuance, the following rules apply:

(i)    To the extent permitted by law or the rules and regulations of any stock exchange on which the Common Stock is listed, the number of shares of Common Stock that shall be added back to the Section 1.5 Limit and shall again be available for Awards shall be the corresponding number of shares of Common Stock that are (A) subject to an Award which for any reason expires or is cancelled, forfeited or terminated without having been exercised or paid and (B) subject to Awards that are instead settled in cash in the same amount as such shares of Common Stock were counted against the Section 1.5 Limit.

(ii)    The number of shares of Common Stock available for issuance under the Plan shall not be increased by the number of shares of Common Stock (A) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Common Stock upon the exercise of a Stock Option, (B) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations, or (C) purchased by the Company with proceeds from the exercise of Stock Options. Stock Appreciation Rights granted under the Plan shall reduce the Section 1.5 Limit based on the number of shares of Common Stock for which the Stock Appreciation Rights are denominated, not based on the number of shares of Common Stock actually delivered pursuant to the Stock Appreciation Rights.

(iii)    Any shares of Common Stock underlying Substitute Awards shall not be counted against the Section 1.5 Limit.

Notwithstanding anything in this Section 1.5 to the contrary, in no event shall more than 50,000,000 shares of Common Stock, subject to adjustment pursuant to Article VI hereof, be granted pursuant to Incentive Stock Options under the Plan.

Section 1.6 Limits on Awards to Participants.

(a)    Limits on Certain Stock Options and Stock Appreciation Rights. The maximum aggregate number of shares of Common Stock that may be granted to any Participant during any single fiscal year with respect to Stock Options or Stock Appreciation Rights that are granted at no less than 100% of Fair Market Value on the Date of Grant is 3,000,000 shares (regardless of whether Stock Appreciation Rights are settled in cash, Common Stock, other Company securities or a combination thereof) unless the grant is made in the Participant’s year of hire, in which case the limit is 5,000,000 shares, subject to adjustment pursuant to Article VI hereof.

(b)    Limits on other Awards. The maximum amount of Awards (other than those Awards set forth in Section 1.6(a)) that may be awarded to any Participant in a single fiscal year is $20,000,000 (with respect to Awards denominated in cash) and 2,000,000 shares of Common Stock (with respect to Awards denominated in shares of Common Stock), unless the grant is made in the Participant’s year of hire, in which case the limit is 2,500,000 shares, subject to adjustment pursuant to Article VI hereof.

Section 1.7 Agreements.

The Committee shall determine and set forth in an Agreement the terms and conditions of each Award (other than an Award of unrestricted Common Stock). The Agreement shall contain such terms and conditions as are required by the Plan and, in addition, such other terms not inconsistent with the Plan as the Committee may deem advisable. The Committee shall have the authority to adjust the terms of the Agreements relating to an Award in a jurisdiction outside of the United States, and/or to adopt a schedule to the Plan regarding the terms of Awards to be granted in any such jurisdiction, (i) to comply with the laws of such jurisdiction or (ii) to obtain more favorable tax treatment for the Company and/or any Affiliate, as applicable, and/or for the Participants in such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be more restrictive than the terms set forth in the Plan.

Section 1.8 Forfeiture; Recoupment.

The Committee may reserve the right in an Agreement to cause a forfeiture of the gain realized by a Participant with respect to an Award under such Agreement on account of actions taken by, or failed to be taken by, the Participant in violation or breach of or in conflict with any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (iv) confidentiality obligation with respect to the Company or any Affiliate, (v) Company policy or procedure including, without limitation, the Company’s Standards of Business Conduct, (vi) other agreement or (vii) other obligation of the Participant to the Company or any affiliate, as and to the extent specified in the applicable Agreement. Any Award granted under the Plan shall be subject to mandatory repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (b) any law, rule or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

ARTICLE II

PROVISIONS APPLICABLE TO STOCK OPTIONS AND

STOCK APPRECIATION RIGHTS

Section 2.1 Grants of Stock Options.

The Committee may from time to time grant to eligible employees, directors or other Service Providers of the Company or any of its Affiliates Stock Options on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a grant of a Stock Option shall specify the number of shares of Common Stock subject to such Stock Option, the Date of Grant, the exercise price of such Stock Option, whether such Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option, the period during which such Stock Option may be exercised, any vesting schedule, any Performance Goals and any other terms that the Committee deems appropriate.

Section 2.2 Exercise Price.

The Committee shall establish the per share exercise price of a Stock Option on the Date of Grant in such amount as the Committee shall determine; provided, that such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. In addition, notwithstanding the foregoing, the per share exercise price of a Stock Option that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided that the excess of:

(i)    the aggregate Fair Market Value (as of the Date of Grant of such Substitute Award) of the shares of Common Stock subject to the Substitute Award, over

(ii)    the aggregate exercise price thereof, does not exceed the excess of:

(iii)    the aggregate fair market value (as of the time immediately preceding the transaction pursuant to which the Substitute Award was granted, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

(iv)    the aggregate exercise price of such shares.

The exercise price of any Stock Option will be subject to adjustment in accordance with the provisions of Article VI of the Plan.

Section 2.3 Exercise of Stock Options.

(a)    Exercisability. Stock Options shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant). The Committee shall establish the vesting schedule applicable to a Stock Option granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Stock Option and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant).

(b)    Option Period. For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised.

(c)    Exercise in the Event of Termination of Service. The Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the extent to which a Participant shall have the right to exercise the Participant’s Outstanding Stock Options if a Participant’s Service with the Company or any of its Affiliates ends for any reason and the length of time during which such Outstanding Stock Options may be exercised to the extent exercisable after the date of such termination of Service. Such provisions need not be uniform among all Stock Options and may reflect distinctions based on the reasons for termination of Service.

(d)    Maximum Exercise Period. Anything in Section 2.3(b) or Section 2.3(c) to the contrary notwithstanding and unless the Committee determines otherwise, no Stock Option shall be exercisable after the Expiration Date; provided, however, the term of a Stock Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Stock Option is prohibited by law or the Company’s insider trading policy from exercising the Stock Option, which extension shall expire on the thirtieth (30th) day following the date such prohibition no longer applies. If the Expiration Date determined in accordance with the preceding sentence is not a business day, the Stock Options may be exercised up to and including the last business day before such date.

(e)    Adjustment with Respect to Stock Options. Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Stock Options vest.

Section 2.4 Payment of Purchase Price Upon Exercise.

Every share purchased through the exercise of a Stock Option shall be paid for in full on or before the settlement date for the shares of Common Stock issued pursuant to the exercise of the Stock Options in cash or, in the discretion of the Committee, in shares of Common Stock, in a combination of cash or shares or in any other form of valid consideration that is acceptable to the Committee in its sole discretion. If the Agreement so provides, such exercise price may also be paid in whole or in part using a net share settlement procedure or through the withholding of shares subject to the Stock Option with a value equal to the exercise price together with any applicable tax withholding. In accordance with the rules and procedures established by the Committee for this purpose, a Stock Option may also be exercised through a “cashless exercise” procedure, approved by the Committee, involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the exercise price of the Option together with any applicable tax withholding.

Section 2.5 No Repricing of Stock Options.

The Committee may not “reprice” any Stock Option without approval of the Company’s stockholders. “Reprice” means any of the following or any other action that has the same effect: (i) amending the terms of a Stock Option to reduce its exercise price, (ii) canceling a Stock Option at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for a Stock Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Stock Option or a Restricted Share or other equity award unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, (iii) canceling a Stock Option at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or other securities or (iv) taking any other action that is treated as a repricing under the applicable rules of the principal U.S. national securities exchange on which the shares are listed, provided that nothing in this Section 2.5 shall prevent the Committee from making adjustments pursuant to Article VI.

Section 2.6 Stock Appreciation Rights.

(a)    Generally. The Committee may grant Stock Appreciation Rights alone or in tandem with other Awards.

(b)    Stock Appreciation Rights Granted In Tandem with Stock Options. If the Stock Appreciation Right is granted in tandem with a Stock Option, such Stock Appreciation Right may be granted either at the time of the grant of the Stock Option or by amendment at any time prior to the exercise, expiration or termination of such Stock Option. The Stock Appreciation Right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only at such times and to such extent as the related Stock Option is exercisable. A Stock Appreciation Right shall entitle the holder to surrender to the Company the related Stock Option unexercised and receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Stock Option, determined as of the day of surrender of such Stock Option, over the Stock Option aggregate exercise price. Such amount shall be paid in cash, or in the discretion of the Committee, in shares of Common Stock or in a combination of cash or shares of Common Stock.

(c)    Stock Appreciation Rights Granted Alone or In Tandem with Awards Other Than Stock Options. Subject to the next sentence and Section 2.6(e), Stock Appreciation Rights granted alone or in tandem with Awards other than Stock Options shall be subject to such terms and conditions as the Committee shall establish at or after the time of grant and set forth in the applicable Agreement. The Committee shall establish the per share exercise price of a Stock Appreciation Right granted alone on the Date of Grant in such amount as the Committee shall determine; provided, that such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. In addition, notwithstanding the foregoing, the per share exercise price of a Stock Appreciation Right that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant; provided, that the excess of:

(i)    the aggregate Fair Market Value (as of the Date of Grant of such Substitute Award) of the shares of Common Stock subject to the Substitute Award, over

(ii)    the aggregate exercise price thereof, does not exceed the excess of:

(iii)    the aggregate fair market value (as of the time immediately preceding the transaction pursuant to which the Substitute Award was granted, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

(iv)    the aggregate exercise price of such shares.

The exercise price of any Stock Appreciation Right will be subject to adjustment in accordance with the provisions of Article VI of the Plan. The period specified by the Committee during which the Stock Appreciation Right may be exercised is the Stock Appreciation Right period.

(d)    Exercise of Stock Appreciation Rights Granted Alone or In Tandem with Awards Other Than Stock Options in the Event of Termination of Service. The Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the extent to which a Participant shall have the right to exercise the Participant’s Outstanding Stock Appreciation Rights if a Participant’s Service with the Company or any of its Affiliates ends for any reason and the length of time during which such Outstanding Stock Appreciation Rights may be exercised to the extent exercisable after the date of such termination of Service. Such provisions need not be uniform among all Stock Appreciation Rights and may reflect distinctions based on the reasons for termination of Service.

(e)    Maximum Exercise Period. Anything in Section 2.6(c) or Section 2.6(d) to the contrary notwithstanding and unless the Committee determines otherwise, no Stock Appreciation Rights shall be exercisable after the Expiration Date; provided, however, the term of a Stock Appreciation Right shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Stock Appreciation Right is prohibited by law or the Company’s insider trading policy from exercising the Stock Appreciation Right, which extension shall expire on the thirtieth (30th) day following the date such prohibition no longer applies. If the Expiration Date determined in accordance with the preceding sentence is not a business day, the Stock Appreciation Rights may be exercised up to and including the last business day before such date.

(f)    Adjustment with Respect to Stock Appreciation Rights. Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Stock Appreciation Rights vest.

(g)    No Repricing of Stock Appreciation Rights. The Committee may not “reprice” Stock Appreciation Rights without approval of the Company’s stockholders. “Reprice” means any of the following or any other action that has the same effect: (i) amending the terms of a Stock Appreciation Right to reduce its exercise price, (ii) canceling a Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for a Stock Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Stock Appreciation Right or a Restricted Share or other equity award unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, (iii) canceling a Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or other securities or (iv) taking any other action that is treated as a repricing under the applicable rules of the principal U.S. national securities exchange on which the shares are listed, provided that nothing in this Section 2.6(g) shall prevent the Committee from making adjustments pursuant to Article VI.

ARTICLE III

PROVISIONS APPLICABLE TO RESTRICTED SHARES

Section 3.1 Grants of Restricted Shares.

The Committee may from time to time grant to eligible employees or other Service Providers Restricted Shares on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a grant of Restricted Shares shall specify the number of Restricted Shares granted, the Date of Grant, the price, if any, to be paid by the Participant for such Restricted Shares, the vesting schedule (as provided for in Section 3.2 hereof) and any Performance Goals for such Restricted Shares and any other terms that the Committee deems appropriate.

Section 3.2 Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Shares granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Shares and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement.

Section 3.3 Rights and Restrictions Governing Restricted Shares.

The Participant shall have all rights of a holder as to such shares of Common Stock (including, to the extent applicable, the right to receive dividends and to vote), except that none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested. Notwithstanding the foregoing, dividends paid on Restricted Shares will be accrued during the vesting period and/or Performance Period applicable to such Restricted Shares, and such dividends will vest and be paid only if and when the underlying Restricted Shares vest.

Section 3.4 Adjustment with Respect to Restricted Shares.

Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Shares vest. The Committee may, in its sole discretion, remove any and all restrictions on such Restricted Shares whenever it may determine that, by reason of changes in applicable law, the rules of any stock exchange on which the Common Stock is listed or other changes in circumstances arising after the Date of Grant, such action is appropriate.

Section 3.5 Delivery of Restricted Shares.

On the date on which Restricted Shares vest, all restrictions contained in the Agreement covering such Restricted Shares and in the Plan shall lapse as to such Restricted Shares. Restricted Share Awards issued hereunder may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 3.6 Termination of Service.

The Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the impact of the Participant’s termination of Service with the Company or any of its Affiliates on the Participant’s unvested Restricted Shares. Such provisions need not be uniform among all Restricted Share Awards and may reflect distinctions based on the reasons for termination of Service.

Section 3.7 Grants of Unrestricted Shares.

The Committee may, in its sole discretion, make awards of unrestricted Common Stock to eligible Service Providers in recognition of outstanding achievements and performance; provided, that such awards of unrestricted Common Stock shall be in lieu of salary or cash bonuses otherwise payable to the Service Providers.

ARTICLE IV

PROVISIONS APPLICABLE TO RESTRICTED SHARE UNITS

Section 4.1 Grants of Restricted Share Units.

The Committee may from time to time grant Restricted Share Units on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its discretion, may from time to time determine. Each Restricted Share Unit awarded to a Participant shall correspond to one share of Common Stock. Each Agreement covering a grant of Restricted Share Units shall specify the number of Restricted Share Units granted, the vesting schedule (as provided for in Section 4.2 hereof) for such Restricted Share Units and any Performance Goals and any other terms that the Committee deems appropriate.

Section 4.2 Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Share Units granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Share Units and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement.

Section 4.3 Adjustment with Respect to Restricted Share Units.

Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Share Units vest.

Section 4.4 Settlement of Restricted Share Units.

On the date on which Restricted Share Units vest (unless another date is specified by the Committee in the Agreement), all restrictions contained in the Agreement covering such Restricted Share Units and in the Plan shall lapse as to such Restricted Share Units and the Restricted Share Units will be payable in cash equal to the Fair Market Value of the shares subject to such Restricted Share Units or in shares of Common Stock or in a combination of cash or shares of Common Stock. Restricted Share Units paid in Common Stock may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 4.5 Termination of Service.

The Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the impact of the Participant’s termination of Service with the Company or any of its Affiliates on the Participant’s unvested Restricted Share Units. Such provisions need not be uniform among all Restricted Share Unit Awards and may reflect distinctions based on the reasons for termination of Service.

ARTICLE V

DIVIDEND EQUIVALENTS AND OTHER AWARDS

Section 5.1 Dividend Equivalents.

Subject to the provisions of this Plan and any Agreement, the recipient of an Award other than a Stock Option or Stock Appreciation Right (including, without limitation, any Award other than a Stock Option or Stock Appreciation Right deferred pursuant to Section 7.8) may, if so determined by the Committee, be entitled to receive, interest or dividends or Dividend Equivalents, with respect to the number of shares of Common Stock covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested and/or shall be subject to the same terms and conditions (including vesting and forfeiture provisions) as the related Award. Dividends or Dividend Equivalents granted with respect to an Award will be accrued during the vesting period and/or Performance Period applicable to such Award, and such dividends or Dividend Equivalents will vest and be paid only if and when the underlying Award vests.

Section 5.2 Other Awards.

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. Other Awards may also include cash payments under the Plan which may be based on one or more criteria determined by the Committee that are unrelated to the value of Common Stock and that may be granted in tandem with, or independent of, Awards granted under the Plan.

ARTICLE VI

EFFECT OF CERTAIN CORPORATE CHANGES

In the event of a merger, consolidation, stock-split, reverse stock-split, dividend, distribution, combination, reclassification, reorganization, consolidation, split-up, spin-off or recapitalization that changes the character or amount of the Common Stock, an extraordinary cash dividend or any other changes in the corporate structure, equity securities or capital structure of the Company, the Committee shall make such adjustments, if any, to (i) the number and kind of securities subject to any outstanding Award, (ii) the exercise price or purchase price, if any, of any outstanding Award, and (iii) the maximum number and kind of securities referred to in Sections 1.5(a) and (b) and Sections 1.6(a) and (b) of the Plan, in each case, as it deems appropriate.

In the event of a Change in Control, the Committee may, in its sole discretion, also make such other adjustments as it deems appropriate in order to preserve the benefits or potential benefits intended to be made available hereunder, including but not limited to (i) providing for full vesting of Awards for those Participants whose Service is terminated by the Company in connection with the consummation of the Change in Control, (ii) providing for the termination of Awards upon the consummation of the Change in Control, in which case vesting and payout of such Awards shall be accelerated for Participants who are Service Providers at the time of the Change in Control and/or (iii) providing for the cashout of Awards, in which case the amount to be paid out in the case of Restricted Shares or Restricted Share Units shall be equal to the formula or fixed price per share paid to holders of shares of Common Stock and, in the case of Stock Options or Stock Appreciation Rights, equal to the product of the number of shares of Common Stock subject to the Stock Option or Stock Appreciation Right (the “Award Shares”) multiplied by the amount, if any, by which (X) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such transaction exceeds (Y) the exercise price applicable to such Award Shares. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if the transaction is not also a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5)(without regard to any alternative definition thereunder). All determinations that the Committee makes pursuant to this Article VI shall be conclusive and binding on all persons for all purposes. The Committee need not treat all types of Awards, or all Awards within the same type of Award, in the same manner under this Article VI.

ARTICLE VII

MISCELLANEOUS

Section 7.1 No Rights to Awards or Continued Employment or other Service.

Nothing in the Plan or in any Agreement, nor the grant of any Award under the Plan, shall confer upon any individual any right to be employed by or to continue in the employment or other Service of the Company or any Affiliate thereof, nor to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement, including the right to receive any future Awards under the Plan or any other plan of the Company or any Affiliate thereof or interfere with or limit the right of the Company or any Affiliate thereof to modify the terms of or terminate such individual’s employment or other Service at any time for any reason.

Section 7.2 Restriction on Transfer.

The rights of a Participant with respect to any Award shall be exercisable during the Participant’s lifetime only by the Participant and shall not be transferable by the Participant to whom such Award is granted, except by will or the laws of descent and distribution. Notwithstanding the foregoing, outstanding Stock Options may be exercised following the Participant’s death by the Participant’s estate or as permitted by the Committee. Further, and notwithstanding the foregoing, to the extent permitted by the Committee, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided, that (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Committee, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Committee provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 7.2, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession. For avoidance of doubt, in no case shall an Award be transferable to any third-party financial institutions without stockholder approval.

Section 7.3 Taxes.

The Company or an Affiliate thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant’s estate any federal, state, local or other withholding taxes (up to the maximum statutory rate) with respect to such payments. The Committee, in its discretion, may require, as a condition to the exercise or settlement of any Award or delivery of any certificate(s) for shares of Common Stock, that an additional amount be paid in cash equal to the amount of any federal, state, local or other withholding taxes (up to the maximum statutory rate) with respect to such exercise or settlement. In addition, the Committee may establish procedures to allow Participants to satisfy such withholding obligations through a net share settlement procedure or the withholding of shares subject to the applicable Award, or through a “cashless exercise” procedure as described in Section 2.4. Any Participant who makes an election under Section 83(b) of the Code to have the Participant’s Award taxed in accordance with such election must give notice to the Company of such election immediately upon making a valid election in accordance with the rules and regulations of the Code. Any such election must be made in accordance with the rules and regulations of the Code.

Section 7.4 Stockholder Rights.

No Award under the Plan shall entitle a Participant or a Participant’s estate or permitted transferee to any rights of a holder of shares of Common Stock of the Company, except as provided in Article III with respect to Restricted Shares or when and until the Participant, the Participant’s estate or the permitted transferee is registered on the books and records of the Company as a stockholder with respect to the exercise or settlement of such Award.

Section 7.5 No Restriction on Right of Company to Effect Corporate Changes.

The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stock whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 7.6 Source of Payments.

The general funds of the Company shall be the sole source of cash settlements of Awards under the Plan and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent a person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

Section 7.7 Exercise Periods Following Termination of Service.

For the purposes of determining the dates on which Awards may be exercised following a termination of Service or following the Retirement, death or Permanent Disability of a Participant, the day following the date of such event shall be the first day of the exercise period and the Award may be exercised up to and including the last business day falling within the exercise period. Thus, if the last day of the exercise period is not a business day, then the last date an Award may be exercised is the last business day preceding the end of the exercise period.

Section 7.8 Deferral of Awards.

The Committee may establish procedures pursuant to which the payment of any Award may be deferred.

Section 7.9 Employment of Participant by Affiliate.

Unless the Committee determines otherwise, the Service of a Participant who works for an Affiliate shall terminate, for Plan purposes, on the date on which the Participant’s employing company ceases to be an Affiliate.

Section 7.10 Registration Restrictions.

A Stock Option or Stock Appreciation Right shall not be exercisable, no transfer of shares of Common Stock shall be made to any Participant, and any attempt to exercise a Stock Option or Stock Appreciation Right or to transfer any such shares shall be void and of no effect, unless and until (i) a registration statement under the Securities Act has been duly filed and declared effective pertaining to the shares of Common Stock subject to such Stock Option or Stock Appreciation Right, and the shares of Common Stock subject to such Stock Option or Stock Appreciation Right have been duly qualified under applicable federal or state securities or blue sky laws or (ii) the Committee, in its sole discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws. Without limiting the foregoing, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of the shares of Common Stock subject to a Stock Option, Stock Appreciation Right or other Award is required under any federal or state law or on any securities exchange or the consent or approval of any U.S. or foreign governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such shares under a Stock Option, Stock Appreciation Right or other Award, such Stock Option or Stock Appreciation Right shall not be exercised in whole or in part, and shares of Common Stock shall not be delivered pursuant to the Award, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

ARTICLE VIII

AMENDMENT AND TERMINATION

The Plan may be terminated and may be altered, amended, suspended or terminated at any time, in whole or in part, by the Board; provided, however, that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the Nasdaq Global Select Market or other principal stock exchange on which the Common Stock is listed. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been made, materially adversely affect the rights of such Participant in such Award; provided, that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. Unless previously terminated pursuant to this Article VIII, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, and no further Awards may be granted hereunder after such date; provided, that Incentive Stock Options may not be granted under this Plan after the tenth (10th) anniversary of the date on which the Board approved the Plan, if such date is prior to the Effective Date.

ARTICLE IX

INTERPRETATION

Section 9.1 Governmental Regulations.

The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

Section 9.2 Headings.

The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 9.3 Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

Section 9.4 Parachute Taxes.

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding that modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant’s rights, payments or benefits under this Plan, any Other Agreements and any Benefit Arrangements will be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment. The Company will accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Awards subject to Performance Goals, then by reducing or eliminating any accelerated vesting of Stock Options or Stock Appreciation Rights, then by reducing or eliminating any accelerated vesting of Restricted Shares or Restricted Share Units, then by reducing or eliminating any other Parachute Payments. In the event that accelerated vesting of any class of equity award is to be reduced or eliminated in accordance with the preceding sentence, such acceleration of vesting shall be canceled in reverse order of the date of grant.

Section 9.5 Section 409A of the Code.

The Plan is intended to comply with Section 409A of the Code and all regulations, guidance and other interpretive authority issued under such section (“Section 409A”) to the extent subject to Section 409A, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Section 409A. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A will not be treated as deferred compensation unless applicable law, rules or regulations require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan to a Participant who is a “specified employee” (within the meaning of Treasury Regulations Section 1.409A-1(i)) as of the date of the Participant’s “separation from service” within the meaning of Section 409A of the Code that are properly treated as “deferred compensation” subject to Section 409A during the six-month period immediately following the Participant’s termination of Service will instead be paid on the first payroll date after the six-month anniversary of the Participant’s “separation from service” (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company, any Affiliate nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company, any Affiliate nor the Committee will have any liability to any Participant for such tax or penalty.

ARTICLE X

EFFECTIVE DATE AND STOCKHOLDER APPROVAL

The Plan shall be effective as of the Effective Date, provided that the Effective Date occurs within one year of the date of Board approval of the Plan. Upon approval of the Plan by the stockholder(s) of the Company as set forth above, all Awards made under the Plan on or after the date of Board approval of the Plan shall be fully effective as if the stockholder(s) of the Company had approved the Plan on such date. If the stockholder(s) fail(s) to approve the Plan within one year after the date of Board approval of the Plan, any Awards made hereunder shall be null and void and of no effect. For the avoidance of doubt, this amendment and restatement is not intended, and shall not be interpreted to, modify any Awards granted prior to the Effective Date to the extent such modification would result in a loss of deductibility under Section 162(m).